Exhibit 99.1

iFresh Signs Purchase Agreement to Acquire 70% Equity Interests in Xiamen DL Medical Technology

NEW YORK, March 17, 2020 -- iFresh, Inc. (“iFresh” or the “Company”) (Nasdaq: IFMK), a leading Asian American grocery supermarket chain and online grocer, announced today that the Company has entered into a purchase agreement, pursuant to which the Company agreed to acquire 70% of equity interests in Xiamen DL Medical Technology Co. (“Xiamen DL”), Ltd., specializing in in research and development of technology, manufacturing, and distribution of medical and non-medical protective masks, cotton spinning textiles, knitwear, daily necessities, kitchen and toilet appliances, and other related goods.

Pursuant to the terms of the Purchase Agreement (the “Agreement”), the Company shall pay Xiamen DL $600,000 in cash and issue 900,000 shares of common stock of the Company in consideration for the 70% equity interests in Xiamen DL. The closing of the acquisition is subject to customary terms and conditions as set forth in the Agreement.

Mr. Long Deng, Chief Executive Officer and Chairman of iFresh commented: “This acquisition is a major step forward in broadening our business into a new market. Our board of directors have been extremely supportive of the transaction given the current COVID-19 outbreak and the surging demand of medical products. Currently, Xiamen DL has been producing 400,000 pieces of medical and non-medical masks daily using their maximum production capacity to meet local demands as well as global orders. iFresh’s commitment to serve the community as a leading grocery supermarket chain has allowed us to be innovative in not only providing our residents with their daily life needs, but also necessary supplies during the current coronavirus pandemic. The Company has been offering free masks to the elderly residents to help prevent them from getting sick. We believe the acquisition of Xiamen DL will enhance our product offering range and will drive long-term growth opportunities for our shareholders.”

About iFresh, Inc.

iFresh Inc. (Nasdaq: IFMK), headquartered in Long Island City, New York, is a leading Asian American grocery supermarket chain and online grocer on the east coast of U.S. With nine retail supermarkets along the US eastern seaboard (with additional stores in Glen Cove, Miami and Connecticut opening soon), and two in-house wholesale businesses strategically located in cities with a highly concentrated Asian population, iFresh aims to satisfy the increasing demands of Asian Americans (whose purchasing power has been growing rapidly) for fresh and culturally unique produce, seafood and other groceries that are not found in mainstream supermarkets. With an in-house proprietary delivery network, online sales channel and strong relations with farms that produce Chinese specialty vegetables and fruits, iFresh is able to offer fresh, high-quality specialty produce at competitive prices to a growing base of customers. For more information, please visit: http://www.ifreshmarket.com/.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transactions; the business plans, objectives, expectations and intentions of the parties once the transactions are complete, and the Company’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. All information provided in this press release is as of the date hereof. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC. IFMK’s SEC filings are available publicly on the SEC’s website at www.sec.gov. IFMK disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

At the Company:

iFresh, Inc.

Email: herinyin@newyorkmart.com